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EXHIBIT 10.2
                                 VERONIQUE, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT
                      ------------------------------------

         1. GRANT OF OPTION; VESTING. VERONIQUE, INC., a Delaware corporation (the "Company"), hereby grants to JEFFREY M. BRINN ("Optionee") a fully vested option to purchase an aggregate of Forty Thousand (40,000) shares of Common Stock, $.001 par value ("Common Stock"), of the Company at $0.75 per share (which the Company has determined to be one-half the current fair market value of the Company's Common Stock as of the grant date), purchasable as set forth in, and subject to the terms and conditions of, this option. This option is not intended to qualify as an incentive stock option within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         This option initially will not be vested, but shall vest at the rate of two thousand five hundred (2,500) shares per month on the first day of each month that this Agreement remains in effect, beginning July 1, 1998. Any unvested portion of the option shall lapse in its entirety upon the earlier of the Expiration Date or the termination of the Consulting Agreement between the Company and Optionee dated June ___, 1998, but any portion of the option that has vested prior to termination shall remain exercisable until the Expiration Date. The option shall be transferable in whole or in part as to any vested portion.

         2.       EXERCISE OF OPTION; AND PROVISIONS FOR TERMINATION.

                  (a) EXPIRATION. Except as otherwise provided in this Agreement, this option may be exercised, in whole or in part, at any time prior to 5:00 p.m., New York City time, on June 30, 2003 (hereinafter the "Expiration Date"). The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible at any time it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date. This option may not be exercised at any time after the Expiration Date.

                  (b) EXERCISE PROCEDURE. Subject to the conditions set forth in this Agreement, this option shall be exercised by the delivery of written notice of exercise to the Chief Financial Officer of the Company specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

                  (c) EXERCISE PERIOD. Except as otherwise indicated by the context, the term "Optionee," as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

                  (d) CHANGES IN STOCK, ETC. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to this Option.


         3.       PAYMENT OF PURCHASE PRICE.

                  (a) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company

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in an amount equal to the purchase price of such shares, or by delivery to the
Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, or by any combination of such methods of payment.

                  (b) VALUATION OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

                  (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. If the Company permits the Optionee to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

                  (d) RESTRICTIONS UPON USE OF OPTION STOCK. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under any stock option or restricted stock plan of the Company.

                  (e) NET SPREAD UPON EXTRAORDINARY TRANSACTION. If at any time while this option, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person resulting in a change of control of the Company, then as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this option may exercise the option without tendering any cash or securities and receive, in lieu of stock or any other securities, a "net spread" payment in cash equal to the implied per-share transaction price of the transaction effecting such change of control, as determined in good faith by the Company's Board of Directors, minus the exercise price per share of the option, if applicable.

         4.       DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAW; ETC.

                  (a) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

                  (b) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

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                  5.       NONTRANSFERABILITY OF OPTION. Except as provided in
paragraph (c) of Section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

                  6. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in this option shall be construed or deemed by any person under any circumstances to bind the Company to provide or continue any employment of the Optionee for the period within which this option may be exercised or otherwise. However, during the period of the Optionee's service to the Company, the Optionee shall render diligently and faithfully the services which are agreed to be provided and shall not take any action which directly or indirectly would be inconsistent with the best interests of the Company.

                  7. RIGHTS AS A SHAREHOLDER. The Optionee shall not have any rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  8. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

         9.       INVESTMENT REPRESENTATIONS; LEGEND.

                  (a) REPRESENTATIONS. The Optionee represents, warrants and covenants that:

                           (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                           (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

                           (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

                           (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and
                  (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and

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                  the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 9.

                  (b) LEGEND ON STOCK CERTIFICATE. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable law:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

         10.      MISCELLANEOUS.

                  (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

                  (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

                  (c) This option shall be governed by and construed in accordance with the laws of the State of New York.

Date of Grant:                         VERONIQUE, INC.

July 1, 1998                           By: /s/ Terrence O. McGrath
                                       Title:   President & CEO



                              OPTIONEE'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

                                       OPTIONEE
                                       /s/ Jeffrey M. Brinn
                                       (Signature)

                                       Jeffrey M. Brinn
                                       (Print Name)

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                              DIGITAL LAUNCH, INC.
                             (f/k/a Veronique, Inc.)

                            STOCK OPTION CERTIFICATE
                            ------------------------

         This certifies that, pursuant to that certain Non-Statutory Stock Option Agreement (the "Option Agreement"), dated July 1, 1998, by and between Digital Launch, Inc. (f/k/a Veronique, Inc.), a Delaware corporation (the "Company"), and Jeffrey M. Brinn ("Optionee"), the Optionee has vested in the following options:

         Name of Optionee:                       Jeffrey M. Brinn

         Number of Options Vested:               Twenty-Seven Thousand Five
                                                 Hundred (27,500)

         Exercise Price:                         $.75 per share

         Date of Initial Option Grant:           July 1, 1998

         Option Termination Date:                June 30, 2003

         As provided in the Option Agreement, the Option granted thereunder vested at the rate of two thousand five hundred (2,500) shares per month on the first day of each month that the Optionee's Consulting Agreement with the Company remained in effect, beginning July 1, 1998. This certifies that the Optionee's Consulting Agreement with the Company was terminated at the end of April, 1999, and that the final vesting installment was May 1, 1998.

         Each election to exercise the Option or a portion thereof shall be as provided in the Option Agreement, and the Option is otherwise subject to the terms of the Option Agreement.

         Witness the signature of the Company's duly authorized officers.

Dated:  January 19th, 2000

(SEAL)

/s/ Philip J. Watrous                                 /s/ Terrence O. McGrath
Secretary                                             President